UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2005
THE HOUSTON EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-11899 (Commission File Number)	22-2674487 (I.R.S. Employer Identification No.)

1100 Louisiana, Suite 2000 Houston, Texas (Address of principal executive offices)		77002-5215 (Zip Code)
(713) 830-6800
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
South Texas Acquisition Agreement
On October 21, 2005, The Houston Exploration Company (“Houston Exploration” or the “Company”) entered into a definitive purchase and sale agreement with Kerr-McGee Oil & Gas Onshore LP D/B/A KMOG Onshore LP and Westport Oil and Gas Company, L.P., as sellers, to acquire certain interests in natural gas and oil producing properties and undeveloped acreage in four fields located in South Texas for a cash purchase price of approximately $163 million, subject to customary post-closing adjustments. The purchase price consists of the payment of (i) a deposit of $16.3 million, which was paid by the Company on October 21, 2005 (which deposit generally is nonrefundable, except upon certain breaches of the agreement by sellers) and (ii) an additional $146.7 million payable upon closing of the transaction, which is subject to certain post-closing adjustments. The Company borrowed the amount of the deposit under its revolving bank credit facility and expects to fund the balance of the purchase price with additional borrowings under the credit facility. The transaction is subject to customary closing conditions and certain inspection rights of the Company, and is expected to close on or before November 30, 2005.
The foregoing description is qualified in its entirety by reference to the Company’s press release announcing the South Texas acquisition, together with financial and operational results for the three-month and nine-month periods ended September 30, 2005 and the increase in the Company’s 2005 capital expenditure budget from $512 million to $733 million, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.
Amendment to Revolving Bank Credit Facility
Effective October 25, 2005, the Company entered into the Third Amendment to the Amended and Restated Credit Agreement dated April 1, 2004 with Wachovia Bank, National Association, as Issuing Bank and Administrative Agent; The Bank of Nova Scotia and Bank of America as Co-Syndication Agents; and BNP Paribas and Comerica Bank as Co-Documentation Agents. The Third Amendment increases the Company’s borrowing base from $400 million to $450 million until the next redetermination date, which is currently scheduled for April 1, 2006. Outstanding borrowings under this revolving credit facility are unsecured and rank senior in right of payment to the Company’s $175 million of 7% senior subordinated notes. The facility matures on April 1, 2008.
This brief description of the material terms of the amendment to the Company’s revolving bank credit facility is qualified by reference to the provisions of the agreement attached to this report as Exhibit 99.2, which is incorporated by reference herein and the underlying Amended and Restated Credit Agreement is filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2004 (File No. 001-11899) and incorporated by reference herein.
Item 2.02. Results of Operations and Financial Condition.
On October 27, 2005, Houston Exploration issued a press release announcing its financial and operational results for the three-month and nine-month periods ended September 30, 2005. The press release is furnished as Exhibit 99.1 to this Current Report and incorporated by reference herein.
Following the issuance of the press release and the filing of this Current Report on Form 8-K, the Company will hold its third quarter 2005 earnings conference call on Thursday, October 27, 2005, at 10:00 A.M. Central Time, which is open to the public, to further review financial and operational results. This scheduled conference call was previously announced on October 10, 2005. To access the call, dial (800) 553-0288 prior to start and provide the confirmation code 799370. The conference call will also be webcast. To access the webcast, log on to the Company’s web site at http://www.houstonexploration.com and follow the webcast links. A replay of the call will be available for one week on the Company’s website beginning at 12:00 P.M. Central Time on October 27, 2005. To replay the call, dial (800) 475-6701 and provide the confirmation code 799370.
Item 2.03 Creation of a Direct Financial Obligation
See the disclosures under Item 1.01 of this Current Report regarding the Company’s financing of the purchase price of the South Texas properties and the increase in the borrowing base of the revolving bank credit facility. At October 27, 2005, the Company had outstanding borrowings under its revolving bank credit facility of $200 million and outstanding letters of credit of $22.3 million.

Item 7.01. Regulation FD Disclosure.
The information included under Item 1.01 “Entry into a Material Definitive Agreement” of this report is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release issued by Houston Exploration on October 27, 2005 announcing results of operations for the three-month and nine-month periods ended September 30, 2005; the acquisition of assets in South Texas; and an increase in the capital expenditure budget for 2005.

99.2	Third Amendment, effective as of October 25, 2005, to the Amended and Restated Credit Agreement dated April 1, 2004, among The Houston Exploration Company and Wachovia Bank, National Association, as Issuing Bank and Administrative Agent; The Bank of Nova Scotia and Bank of America as Co-Syndication Agents; and BNP Paribas and Comerica Bank as Co-Documentation Agents.
[The remainder of this page is intentionally left blank.]

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2005	THE HOUSTON EXPLORATION COMPANY
	By:	/s/ James F. Westmoreland
James F. Westmoreland
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number		Description

99.1	—	Press release issued by Houston Exploration on October 27, 2005 announcing results of operations for the three-month and nine-month periods ended September 30, 2005; the acquisition of assets in South Texas; and an increase in the capital expenditure budget for 2005.

99.2	—	Third Amendment, effective as of October 25, 2005, to the Amended and Restated Credit Agreement dated April 1, 2004, among The Houston Exploration Company and Wachovia Bank, National Association, as Issuing Bank and Administrative Agent; The Bank of Nova Scotia and Bank of America as Co-Syndication Agents; and BNP Paribas and Comerica Bank as Co-Documentation Agents.